Exhibit 99.5

HAMPTON ROADS BANKSHARE, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of Hampton Roads Bankshares, Inc. (the “Company”) pursuant to the rights offering described and provided for in the Company’s registration statement and prospectus dated             , 2012 (the “Prospectus”), hereby certifies to the Company and to Registrar and Transfer Company, as subscription agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Rights and the Additional Subscription Rights (each as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and Additional Subscription Right (without identifying any such beneficial owner), and (2) each such beneficial owner that has exercised an Additional Subscription Right has exercised in full its Basic Subscription Rights:

	Number of Shares of Common Stock Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Rights	Rights Exercised Pursuant to Additional Subscription Rights
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Provide the following information if applicable:

Depository Trust Company (“DTC”)

Participant Number:

Participant Name:

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s)